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                                                                   Exhibit 10.5

                               AMENDMENT NUMBER 3
                         TO MASTER REPURCHASE AGREEMENT
                                       and
                               AMENDMENT NUMBER 1
                         TO TRI-PARTY CUSTODY AGREEMENT

         This Amendment Number 3 to the Master Repurchase Agreement and amendment Number 1 to the Tri-Party Custody Agreement (this "Amendment"), dated as of February 11, 2000, is entered into among Metropolitan Mortgage & Securities Co., Inc., Metwest Mortgage Services, Inc. (each, and jointly and severally, "Seller"), Banc of America Mortgage Capital Corporation, successor by merger to NationsBanc Mortgage Capital Corporation ("Buyer") and The Bank of New York ("Custodian").

                                 R E C I T A L S

A. Seller and Buyer entered into that certain Master Repurchase Agreement dated as of March 24, 1998 and amended such Master Repurchase Agreement as of October 8, 1998 and March 8, 1999 (as amended and as may be further supplemented, modified and amended from time to time, the "Repurchase Agreement").

B. Seller, Buyer and Custodian entered into that Tri-Party Custody Agreement dated as of March 24, 1998 (as amended and as may be further supplemented, modified and amended from time to time, the "Custody Agreement").

C. Buyer, Seller and Custodian each desire to modify the terms of the Repurchase Agreement and the Custody Agreement as set forth in this Amendment.

D. Buyer, Seller and Custodian each have agreed to execute and deliver this Amendment on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Repurchase Agreement and in the Custody Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

1. Miscellaneous. For all purposes of this Amendment, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them by the Repurchase Agreement and the Custody Agreement, (b) the capitalized terms expressly defined in this Amendment have the meanings assigned to them in this Amendment and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as "herein", "hereof" and the like shall refer to this Amendment as a whole and not to any particular article or section within this Amendment, (d) the term "include" and all variations thereon shall mean "include without limitation" and (e) the term "or" shall include "and/or".

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2.   Modifications and Amendments to Repurchase Agreement. A. Section 1 is
     hereby amended so that the first sentence is amended to read in its entirety as follows: "Buyer shall, from time to time, upon the terms and subject to the conditions set forth herein, agree to enter into transactions in which Seller transfers to Buyer Eligible Securities against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Securities at a date certain (not more than one year later), against the transfer of funds by Seller."

B.   Section 2 is hereby amended by adding the following definitions:

"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Buyer (or any Affiliate of Buyer) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

"Commercial Property Loan" means a Loan secured by a first lien on a parcel of real property improved by professional offices, retail and restaurant facilities, mixed-use facilities or multifamily (more than four families) residences ("Commercial Property") and has an original principal balance not greater than $1,000,000.

"Eligible Security" means each Loan meeting the representations and warranties set forth in Appendix A of the Custody Agreement and which the aggregate outstanding Repurchase Price for such Loan, as of any date of determination, together with the aggregate outstanding Repurchase Price for all other Loans then subject to Transactions, shall not exceed an amount equal to (i) with respect to the aggregate amount of Jumbo Loans, the greater of $5,000,000 or 5% of the aggregate outstanding Purchase Price, (ii) with respect to the aggregate amount of High LTV Loans, 3% of the aggregate outstanding Purchase Price, (iii) with respect to the aggregate amount of Commercial Property Loans and REO Facilitation Loans secured by Commercial Property, 15% of the aggregate outstanding Purchase Price, (iv) with respect to the aggregate amount of REO Facilitation Loans, 5% of the aggregate outstanding Purchase Price and (v) zero percent (0%) of the aggregate outstanding Purchase Price with respect to the aggregate amount of Loans as to which (A) any representation or warranty with respect to such Loan has been breached, as determined by Buyer, (B) are more than 30 days delinquent (as of the most recent month-end computer tape pursuant to Section 13(g)) and the aggregate outstanding Purchase Price of such delinquent Loans exceeds 10% of the aggregate outstanding Purchase Price, (C) are Commercial Property Loans and are more than 30 days delinquent and the aggregate outstanding Purchase Price of such delinquent Commercial Property Loans exceeds 2.5% of the Maximum Aggregate Purchase Price or (D) are more than 60 days delinquent.

"High LTV Loan" means a Loan having a loan-to-value ratio between 95% and 100%.

"Jumbo Loan" means a Loan with an outstanding principal balance between $350,000 and $1,000,000 and, with respect to Loans having an outstanding principal balance

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between $500,000 and $1,000,000, a Loan that conforms to the following loan-to-value ratios:
         (i) with respect to Loans having a credit score less than 550 pursuant to the Underwriting Guidelines, 70%;
         (ii) with respect to Loans having a credit score of 550 or greater but no more than 595 pursuant to the Underwriting Guidelines, 75%;
         (iii) with respect to Loans having a credit score of 596 or greater but no more than 650 pursuant to the Underwriting Guidelines, 80%; and
         (iv) with respect to Loans having a credit score over 650 pursuant to the Underwriting Guidelines, 85%.

"Material Adverse Change" means, with respect to a Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties taken as a whole or prospects of such Person.

"Material Adverse Effect" means (a) a Material Adverse Change with respect to Seller or Seller and its Affiliates that are party to any Program Document taken as a whole; (b) a material impairment of the ability of Seller or any Affiliate that is a party to any Program Document to perform under any Program Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Document against Seller or any Affiliate that is a party to any Program Document.

"Maximum Aggregate Purchase Price" means TWO HUNDRED MILLION DOLLARS ($200,000,000).

"REO Facilitation Loan" means a Loan with an original principal balance not greater than $1,000,000.00, originated in connection with the sale of a one-to four-family residential property or Commercial Property, and having a minimum credit score of 550 and conforming to the following loan-to-value ratios: (i) with respect to Loans graded A or A- pursuant to the Underwriting Guidelines, 100%; (ii) with respect to Loans graded B pursuant to the Underwriting Guidelines, 95%; (iii) with respect to Loans graded C pursuant to the Underwriting Guidelines, 90%; and (iv) with respect to Loans graded D pursuant to the Underwriting Guidelines, 80%. C. Section 2 is hereby amended so that the following definitions read in their entirety as follows:

"Market Value" means, (i) with respect to any Purchased Security that is an Eligible Security, as of any date of determination, the market price as determined by Buyer in good faith without credit for any interest accrued and unpaid thereon and (ii) with respect to a Purchased Security that is not an Eligible Security, zero. Buyer's determination of Market Value shall be conclusive upon the parties, absent manifest error. In no event shall Market Value exceed 102% of par for any Purchased Security.

"Metwest Subprime Program" shall mean Metwest Mortgage Services, Inc.'s origination program for subprime mortgages.

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D.  Section 3(b) is hereby replaced in its entirety by the following:

b) Provided that the applicable conditions in Paragraphs 9(a) and 9(b) have been satisfied, (i) each Purchased Security repurchased by Seller on the tenth day of a month (or the following Business Day if such day is not a Business Day) following the initial Purchase Date (each, a "Repurchase Date") shall automatically become subject to a new Transaction unless Buyer is notified by Seller at least two (2) Business Days prior to any Repurchase Date, and (ii) the Buyer shall from time to time, but in no event more frequently than once per month (unless otherwise agreed), enter into new Transactions with respect to additional Loans and in each case the Repurchase Date therefor shall be the tenth day of the month (or the following Business Day if such day is not a Business Day) following such Purchase Date, provided that if the Repurchase Date so determined is later than the three-year anniversary of the initial Purchase Date (the "Termination Date"), the Repurchase Date for such transaction shall automatically reset to such anniversary date, and the provisions of this sentence as it might relate to a new Transaction shall expire on such date. For each new Transaction, unless otherwise agreed, (i) the Purchase Price, the percentage used in determining the Buyer's Margin Amount and the Pricing Rate shall be set forth in the pricing letter from the Buyer to the Seller dated as of even date with this Amendment and (ii) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date.

E. Section 9(b)(v) is hereby replaced in its entire y by the following: (v) The then aggregate outstanding Purchase Price, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price. Seller agrees that the Market Value used in determining such portion of the aggregate outstanding Purchase Price is at Buyer's sole discretion.

F. Section 9(b) is hereby amended by adding the following after subsection (v):
(vi) Buyer shall not have determined that the introduction of or a change in any requirement of law or in the interpretation or administration of any requirement of law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

G. Section 12 is hereby amended by adding the following after subsection (o):
(p) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Securities pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Securities pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller. q) Corporate Separateness. Seller, on one hand, and Custodian, on the other, maintain wholly separate businesses and principal officers and have no interlocking officers or directors. r) Year 2000. Seller is reviewing the areas within Seller's and Servicer's business and operations which could be adversely affected by the risk that certain computer applications used by Seller or Servicer may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after

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December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in (A) a Material Adverse Change with respect to Seller or Seller and its Affiliates taken as a whole; or (B) a Material Adverse Effect.

H. Section 13(e) is hereby amended so that the first sentence reads in its entirety as follows: "Seller shall do all things necessary to preserve the Collateral so that it remains subject to a first priority perfected security interest hereunder."

I. Section 13(g) is hereby replaced in its entirety by the following: (g) Financial Statements: Accountants' Reports: Other Information. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Securities to Buyer. Seller shall furnish or cause to be furnished to Buyer the following:
i) Financial Statements. (x) As soon as available and in any event within 105 days after the end of each fiscal year, the consolidated, audited balance sheets of Seller as of the end of each fiscal year of Seller and the audited financial statements of income and changes in equity of Seller, and the audited statement of cash flows of Seller, for such fiscal year and (y) as soon as available and in any event within 50 days after the end of each quarter, the consolidated, unaudited balance sheets of Seller as of the end of each quarter, and the unaudited financial statements of income and changes in equity of Seller, and the unaudited statement of cash flows of Seller, for the portion of the fiscal year then ended, and (z) within 30 days after the end of each month, monthly consolidated and unaudited statements (excluding cash flow statements) and balance sheets as provided in clause (y), all of which have been prepared in accordance with GAAP. ii) Loan Performance Data. Upon the request of Buyer, monthly reports in form and scope satisfactory to Buyer, setting forth data regarding the performance of the Purchased
Securities for the immediately preceding month, and such other information as Buyer may reasonably request. iii) Monthly Servicing Diskettes. Upon the request of Buyer and on the fifth day of each month (or the following
Business Day if such day is not a Business Day), a computer tape (which tape may be the Computer Tape referenced in Paragraph 4(a)) and a diskette (or any other electronic transmission acceptable to Buyer) in a format acceptable to Buyer containing such information with respect to the Purchased Securities as Buyer may reasonably request. iv) Annual Budgets; Business Plans. Such annual budgets, monthly and annual comparisons of conformity of operations with annual budgets, annual projections of financial and operations results, strategic business plans and other internal reports prepared or reviewed by executive management as Buyer may reasonably request from time to time. v) Quarterly Certification. Seller shall execute a quarterly certification substantially in the form of Exhibit A attached hereto.

J. Section 13(h) is hereby replaced in its entirety by the following:
(h) Notice of Material Events. Seller shall promptly inform Buyer in writing of any of the following: i) any Default, Event of Default or default or breach by Seller of any obligation under any Program Document, or the occurrence or existence of any event or circumstance that Seller reasonably expects will with the passage of time become a Default, Event of Default or such a default or breach by Seller; ii) any change in the fidelity or errors and omissions insurance coverage required of Seller or any other

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Person pursuant to any Program Document, with copy of evidence of same attached;
iii) any material dispute, litigation, investigation, proceeding or suspension between Seller, on the one hand, and any Governmental Authority or any other Person; iv) any material change in accounting policies or financial reporting practices of Seller; v) the occurrence of any material employment dispute which would be likely to result in a Material Adverse Effect and a description of the strategy for resolving it; and vi) any event, circumstance or condition that has resulted, or is reasonably likely to result, in either a Material Adverse Change with respect to Seller or a Material Adverse Effect.

K. Section 13 is hereby amended by adding the following after subsection (i): j) No Withholdings for Taxes. Any payments made by Seller to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Seller shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then Seller shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time the Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed. k) Change in Nature of Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.
l) Use of Custodian. Without the prior written consent of Buyer, which consent shall not be unreasonably withheld, Seller shall use no third party custodian as document custodian other than the Custodian with respect to lenders and prospective third party lenders with respect to mortgage loans of the same type as the Loans; provided, however, that the foregoing provision shall not apply to Loans that have been sold into a securitization. m) Merger of Seller. Seller shall not at any time, directly or indirectly, (i) liquidate or dissolve or enter into any consolidation or merger; provided that Seller may enter into a consolidation or merger so long as (1) Seller is the surviving entity after such consolidation or merger, and (2) such consolidation or merger does not breach the provisions of (iii) below; (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a material adverse effect on the business or financial condition of Seller and Seller's Material Subsidiaries, taken as a whole; or (iii) make any material change in the nature of the business of Seller or Seller's Subsidiaries. n) Insurance. Seller will, and shall cause the Servicer to, obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, and will furnish Buyer on request full information as to all such insurance, and provide within thirty (30) days after receipt of such request the certificates or other documents evidencing the renewal of each such policy. o) Change of Fiscal Year. Seller will not at any time, directly or indirectly, except upon ninety (90) days' prior written notice to Buyer, change the date on which Seller's fiscal year begins from Seller's current fiscal year beginning date. p) Year 2000. Seller will ensure that the Year 2000 Problem (as defined in Section 12(r)) will not result in (A) a Material Adverse Change with respect to Seller or Seller and its Affiliates taken as a whole; or (B) a Material Adverse Effect.

L. Section 15 is hereby replaced in its entirety by the following:

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Upon discovery by Seller of a breach of any of the representations and warranties set forth in Appendix A to the Custody Agreement, Seller shall give prompt written notice thereof to Buyer. Upon any such discovery by Buyer, Buyer will notify Seller. b) If Buyer determines that the introduction of, any change in, or the interpretation or administration of any requirement of law has made it unlawful or commercially impracticable to engage in any Transactions with a Pricing Rate based on LIBOR, then Seller (i) shall, upon its receipt of notice of such fact and demand from Buyer (with a copy of such notice to Custodian), repurchase the Purchased Securities subject to the Transaction on the next succeeding Business Day and, at Seller's election, concurrently enter into a new Transaction with Buyer with a Pricing Rate based on the Prime Rate plus a margin and (ii) may elect, by giving notice to Buyer and Custodian, that all new Transactions shall have Pricing Rates based on the Prime Rate plus a margin. The foregoing margins shall be solely determined and calculated by Buyer in good faith; provided, however, that such margins shall not be greater than 100 basis points (1%). c) If Buyer determines in its sole discretion that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Buyer's capital or on the capital of any Affiliate of Buyer as a consequence of such Change in Law on this Agreement, then from time to time Seller will compensate Buyer or Buyer's Affiliate, as applicable, for such reduced rate of return suffered as a consequence of such Change in Law. Buyer shall provide Seller with prompt notice as to any Change in Law. Notwithstanding any other provisions in this Agreement, in the event of any such Change in Law Seller will have the right to terminate all Transactions then outstanding as of a date selected by Seller, which date shall be prior to the then applicable Repurchase Date and which date shall thereafter for all purposes hereof be deemed to be the Repurchase Date.

M. Section 17 is hereby replaced in its entirety by the following: "Buyer may, in its sole election, engage in repurchase transactions with the Purchased Securities or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Securities with a counterparty of Buyer's choice, in all cases subject to Buyer's obligation to reconvey the Purchased Securities (and not substitutes therefor) on the Repurchase Date. In the event Buyer engages in a repurchase transaction with any of the Purchased Securities or otherwise pledges or hypothecates any of the Purchased Securities, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties in Appendix A of the Custody Agreement and the remedies for breach thereof, as they relate to the Purchased Securities that are subject to such repurchase transaction."

N. Section 18(r) is hereby replaced in its entirety by the following:

r) The aggregate outstanding Purchase Price for all Purchased Securities then subject to Transactions and greater than 30 days delinquent exceeds 10% of the aggregate outstanding Purchase Price or the aggregate outstanding Purchase Price for all Commercial Property Loans then subject to Transactions and greater than 30 days delinquent exceeds 2.5% of the Maximum Aggregate Purchase Price; provided, however, that the Seller shall have 30 days to cure such Event of Default; provided, further, that should the aggregate outstanding Purchase Price for all Purchased Securities then subject

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to Transactions and greater than 30 days delinquent exceed 12% of the aggregate outstanding Purchase Price, Seller shall have 15 days (in lieu of the aforesaid 30 days) to cure such Event of Default in like manner;{ or }

O. Section 18(s) is hereby replaced in its entirety by the following:

"Metropolitan Mortgage & Securities Co., Inc. shall fail to maintain (A) GAAP net worth of at least $60,000,000, (B) a ratio of (i) the sum of Indebtedness plus life insurance and annuity reserves to (ii) GAAP net worth of 21:1 or less{,} OR (C) at least $50,000,000 of liquid assets (cash equivalents and market value of U.S. Treasury securities and securities that are obligations of, or fully guaranteed by, the Government National Mortgage Association, the Federal National Mortgage Association {or}, the Federal Home Loan Mortgage Corporation {) or (D) positive after-tax GAAP net income for two consecutive quarters, commencing with the quarter ending March 31, 2000."}OR THE FEDERAL HOME LOAN BANK); OR" P. SECTION 18 IS HEREBY AMENDED BY ADDING THE FOLLOWING AFTER SUBSECTION (T) METROPOLITAN MORTGAGE & SECURITIES CO., INC. HAS NEGATIVE AFTER-TAX GAAP NET INCOME FOR TWO CONSECUTIVE QUARTERS, COMMENCING WITH THE QUARTER ENDING MARCH 31, 2000.

Q. Section 19 is hereby amended by adding the following to the end thereof:
Seller hereby authorizes Buyer, at Seller's expense, to file such financing statement or statements relating to the Purchased Securities and the Collateral without Seller's signature thereon as Buyer at its option may deem appropriate, and appoints Buyer as Seller's attorney-in-fact to execute any such financing statement or statements in Seller's name and to perform all other acts which Buyer deems appropriate to perfect and continue the lien and security interest granted hereby and to protect, preserve and realize upon the Purchased Securities and the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and execute assignments on behalf of Seller as its attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable without Buyer's consent.

R. Section 22 is hereby amended so that the fourth sentence reads in its | entirety as follows: Seller agrees to, and shall, indemnify Buyer, Agent, their respective Affiliates and their respective officers, directors, partners, employees, representatives and agents (collectively, the "Indemnified Parties", each an "Indemnified Party") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, judgments, penalties, suits, actions, costs, disbursements or expenses (including, but not limited to, attorneys' fees, legal expenses and the allocated cost of internal counsel) whether or not suit is brought and settlement costs imposed on, asserted against or incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of (i) any of the Program Documents and all other documents related thereto, (ii) any breach of a representation, warranty or covenant of Seller or Seller's officer in this Agreement or any other Program Document, (iii) the actual or

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alleged presence of hazardous materials on any Property or any environmental action relating in any way to any Property and (iv) all actions taken pursuant thereto (but excluding any such costs to the extent incurred by reason of gross negligence or willful misconduct on the part of the Indemnified Party to be indemnified).

S. Section 25 is hereby amended by adding the following after the last sentence:

If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs. Notwithstanding any other provisions in this Agreement, in the event of any such change in the eurocurrency reserve requirement or the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority, Seller will have the right to terminate all Transactions then outstanding as of a date selected by Seller, which date shall be prior to the applicable Repurchase Date and which date shall thereafter for all purposes hereof, be deemed to be the Repurchase Date. In addition, Buyer shall promptly notify Seller if any events in clause (i) or (ii) of this Section 25 occur.

T. Section 36 is hereby amended so that the second paragraph reads in its entirety as follows:

"It is understood that Buyer's right to liquidate the Purchased Securities delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the USC."
U. Section 37 is hereby amended in its entirety to read as follows: Headings are for convenience only and do not affect interpretation. The following rules of this Section apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, notated, supplemented or replaced, except to the extent prohibited by any Program Document. A reference to legislation or to a provision of legislation includes a modification

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or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. An Event of Default subsists until it has been waived in writing by Buyer. The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Seller. Except where otherwise provided in this Agreement any determination, statement or certificate by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. Where Seller is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. This Agreement is the result of negotiations among and has been reviewed by counsel to Buyer and Seller, and is the product of both parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Any requirement of good faith or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not promptly available from or with respect to Seller, a servicer of the Purchased Securities, any other Person or the Purchased Securities themselves.

3. Modifications and Amendments to Custody Agreement.

A. Item (ii) of Part 1 of Appendix A to the Custody Agreement is hereby amended in its entirety to read as follows:
(ii) All of the Mortgage Loans are secured by a first lien on a parcel of real property improved by a one- to four-family residence, professional offices, retail and restaurant facilities, mixed-use facilities or multi-family (more than four families) residences;

B. Item (iii) of Part 1 of Appendix A to the Custody Agreement is hereby amended in its entirety to read as follows:

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(iii) The maximum LTV for any Mortgage Loan is 100% or less;

C. Item (xiii) of Part 1 of Appendix A to the Custody Agreement is hereby amended in its entirety to read as follows:

(xiii) Effective as of the Effective Date, each Mortgage Loan which is a loan to facilitate the sale of real estate owned property, at the time of origination or acquisition by Seller, as applicable, complied with the requirements set forth in the definition of REO Facilitation Loan under Section 2 of the Repurchase Agreement and, in all other material respects, with the Underwriting Guidelines;

D. Item (xviii) of Part 1 of Appendix A to the Custody Agreement is hereby amended in its entirety to read as follows:

(xviii) Except with respect to any balloon loan, each Mortgage Loan is payable in monthly installments of principal and interest which, in the case of a fixed rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage interest rate, and, in the case of an adjustable rate Mortgage Loan, are changed on each adjustment date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage interest rate. Except with respect to a balloon loan, interest accrues on each Mortgage Loan on an actuarial basis, such that each Monthly Payment contains a predetermined amount of principal and interest unaffected by whether such Monthly Payment is made earlier or later than its Due Date.
If the Mortgage Loan provides that the interest rate on the principal balance of the related Mortgage Loan may be adjusted, all of the terms of the related Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance have been made in accordance with the terms of the related Mortgage Note and applicable law and are enforceable and such adjustments will not affect the priority of the Mortgage lien;

E. Item (xxxvi) of Part 1 of Appendix A to the Custody Agreement is hereby amended in its entirety to read as follows:

(xxxvi) As of the initial Purchase Date, no Mortgage Loan was more than 30 days delinquent; as of any date subsequent to the initial Purchase Date, no Mortgage Loan is more than 60 days delinquent;

F. Item (xl) of Part 1 of Appendix A to the Custody Agreement is hereby amended in its entirety to read as follows:

(xl) Each Mortgage Loan was acquired by the Seller in accordance with the Seller's Underwriting Guidelines;

G. Item (xlii) of Part 1 of Appendix A to the Custody Agreement is hereby amended in its entirety to read as follows:

(xlii) No Mortgage Loan is secured by a time share, agricultural property, co-operative unit, raw land, or a mobile home or a manufactured home not permanently affixed to real property; and

4. No Other Changes. Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Repurchase Agreement and the Custody Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

6. Governing Law; Waiver of Jury Trial. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles. The parties hereto each hereby waive the right of trial by jury in any litigation arising hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment Number 3 to Repurchase Agreement and Amendment Number 1 to Custody Agreement as of the date first above written.


BANC OF AMERICA MORTGAGE CAPITAL
CORPORATION, as Buyer

By: /s/ Maureen Macan
Name: Maureen Macan
Title: Senior Vice President


METROPOLITAN MORTGAGE & SECURITIES
CO., INC., as Seller (jointly and severally)

By: /s/ C. Paul Sandifur, Jr.
Name: C. Paul Sandifur, Jr.
Title: President


METWEST MORTGAGE SERVICES, INC., as Seller
(jointly and severally)

By: /s/ C. Paul Sandifur, Jr.
Name: C. Paul Sandifur, Jr.
Title: President


THE BANK OF NEW YORK, as Custodian,
with respect to Section 3 of this Amendment only.

By: /s/ Robert P. Muller
Name: Robert P. Muller
Title: Assistant Vice President

                                    EXHIBIT A
                             QUARTERLY CERTIFICATION

I, _________________________, ________________________ of Metropolitan Mortgage
& Securities Co., Inc. (the "Company"), a __________________________, do hereby certify that:

(i) the Company is in compliance with all provisions and terms of the Master Repurchase Agreement by and between Banc of America Mortgage Capital Corporation, Metropolitan Mortgage & Securities Co., Inc. and Metwest Mortgage Services, Inc. dated as of March 24, 1998 and amended as of October 8, 1998, March 8, 1999 and February 11, 2000 (the "Repurchase Agreement");
(ii) the Company's net worth is not less than $60,000,000 pursuant to Section 18(s) of the Repurchase Agreement, as calculated in Exhibit 1 hereto;
(iii) the Company's ratio of the sum of (i) all Indebtedness plus life insurance and annuity reserves to (ii) GAAP net worth does not exceed 21:1 pursuant to Section 18(s) of the Repurchase Agreement, as calculated in
Exhibit 1 hereto;
(iv) the Company holds at least $50,000,000 of liquid assets (cash equivalents and market value of U.S. Treasury securities and securities that are obligations of, or fully guaranteed by, the Government National Mortgage Association, the Federal National Mortgage Association {or}, the Federal Home Loan Mortgage Corporation {)} OR | THE FEDERAL HOME LOAN BANK), as calculated in Exhibit 1 hereto; and |
(v) the Company has {maintained positive} NOT HAD NEGATIVE after-tax GAAP net income | for two consecutive quarters, including the quarter ended as of _____________, 200__, as calculated in Exhibit 1 hereto.
IN WITNESS WHEREOF, I have signed this certificate and affixed the seal of the Company
Date: ________, 200_

______________________________

Name:
Title:
[SEAL]

I, ______________________, _______________________of the Company do hereby certify that ________________________ is the duly elected or appointed, qualified and acting ____________________ of the Company, and the signature set forth above is the genuine signature of such officer in the date hereof.


______________________________
Name:
Title:

                      Exhibit 1 to Quarterly Certification

METROPOLITAN MORTGAGE & SECURITIES CO., INC.
FINANCIAL COVENANT CALCULATIONS

As of Period Ended: [Date]
Repurchase
Agreement Section Covenant Required Amount Actual Amount
18(s)(A) Minimum GAAP net worth $60,000,000 $______________
18(s)(B) Indebtedness plus insurance
reserves to GAAP net worth 21.00:1.00 ______________
18(s)(C) Minimum liquid assets $50,000,000 $______________
Repurchase Agreement Section Covenant After-Tax GAAP Net Income
18(s)(D) $______________ $______________
Maintenance} 18(T)
AVOIDANCE of {positive}
NEGATIVE after-tax GAAP net
income for two consecutive
quarters for quarter ending for quarter ending
__________, 200_ __________, 200_
Calculation of Section 18(s)(B):
Indebtedness $________________
Life insurance and annuity reserves $________________
Total: $
GAAP net worth $________________
Leverage Ratio: